Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
SECOND QUARTER 2023 EPS OF ($5.63) PER SHARE;
AND FFO OF $1.43 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $5.63 per share for the second quarter of 2023 as compared to net loss of $0.70 per share for the same period in 2022. Net loss attributable to common stockholders for the second quarter of 2023 included the $305.9 million, or $4.44 per share, write down of the carrying value of the leasehold interest at 625 Madison Avenue that the Company previously disclosed it would record in the second quarter.
•Reported funds from operations, or FFO, of $1.43 per share for the second quarter of 2023 as compared to $1.87 per share for the same period in 2022.
•Signed 43 Manhattan office leases covering 410,749 square feet in the second quarter of 2023 and 84 Manhattan office leases covering 915,431 square feet for the first six months of 2023. The mark-to-market on signed Manhattan office leases was 2.2% lower for the second quarter and 1.1% higher for the first six months of 2023 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 3.6% for the second quarter of 2023 and increased by 4.4% for the first six months of 2023 as compared to the same period in 2022, excluding lease termination income.
•Manhattan same-store office occupancy was 89.8% as of June 30, 2023 inclusive of leases signed but not yet commenced.
Investing Highlights
•Closed on the sale of a 49.9% joint venture interest in 245 Park Avenue for gross consideration of $2.0 billion. The transaction generated net cash proceeds to the Company of $174.2 million.
•In June, a temporary certificate of occupancy was issued by the New York City Buildings Department for the base building and dormitory units at 15 Beekman. During the third quarter, the building will be turned over to Pace University, which has leased the property for a term of 30 years.

Financing Highlights
•Together with our joint venture partners, closed on a modification of the construction loan at One Madison Avenue, allowing the partnership to utilize the final tranche of the facility for an expanded range of uses, including additional amenities funded by construction cost savings and for hedging activities in contemplation of a permanent financing.
•Together with our joint venture partner, closed on the refinancing of 919 Third Avenue. The new $500.0 million mortgage has a term of up to 5 years and bears interest at a floating rate of 2.50% over Term SOFR, which the partnership has swapped to a fixed rate of 6.11%.
NEW YORK, July 19, 2023 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net loss attributable to common stockholders for the quarter ended June 30, 2023 of $360.2 million, or $5.63 per share, as compared to net loss of $43.9 million, or $0.70 per share, for the same quarter in 2022. Net loss attributable to common stockholders for the second quarter of 2023 included $350.0 million, or $5.08 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments, as compared to $70.7 million, or $1.02 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments for the same period in 2022.
The Company also reported a net loss attributable to common stockholders for the six months ended June 30, 2023 of $399.9 million, or $6.25 per share, as compared to net loss of $36.1 million, or $0.58 per share, for the same period in 2022. Net loss attributable to common stockholders for the six months ended June 30, 2023 included $351.5 million, or $5.10 per share, of net losses from the sale of real estate interests and non-cash fair value adjustments. Net loss for the six months ended June 30, 2022 included $71.7 million, or $1.03 per share, of net losses recognized from the sale of real estate interests and non-cash fair value adjustments.
The Company reported FFO for the quarter ended June 30, 2023 of $98.4 million, or $1.43 per share, as compared to FFO for the same period in 2022 of $128.8 million, or $1.87 per share. FFO for the second quarter of 2023 is net of $0.4 million, or $0.01 per share, of non-cash fair value adjustments for derivatives and included $4.7 million, or $0.07 per share, of fee income related to the sale of a 49.9% joint venture interest in 245 Park Avenue. FFO for the second quarter of 2022 included $4.7 million, or $0.07 per share, of fee income related to the acquisition of 450 Park Avenue and $5.0 million, or $0.07 per share, of income related to the resolution of the Company's investment in 1591-1597 Broadway.
The Company also reported FFO for the six months ended June 30, 2023 of $203.9 million, or $2.96 per share, as compared to FFO for the same period in 2022 of $244.5 million, or $3.52 per share. FFO for the six months ended June 30, 2023 is net of $6.9 million, or $0.10 per share, of reserves on one debt and preferred equity investment and includes $4.7 million, or $0.07 per share, of fee income related to the interest sale of 245 Park Avenue. It is also net of $20.3 million, or $0.29 per share, representing the Company's net share of holdover rent, interest and reimbursement of attorneys' fees collected by the joint venture that owns 2 Herald Square from a former tenant, Victoria's Secret Stores LLC, and its guarantor, L Brands Inc., following the completion of legal proceedings against the tenant and guarantor.

All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 0.7% for the second quarter of 2023, or 3.6% excluding lease termination income, as compared to the same period in 2022.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 1.8% for the six months ended June 30, 2023, or 4.4% excluding lease termination income, as compared to the same period in 2022.
During the second quarter of 2023, the Company signed 43 office leases in its Manhattan office portfolio totaling 410,749 square feet. The average rent on the Manhattan office leases signed in the second quarter of 2023, excluding leases signed at One Vanderbilt, was $89.55 per rentable square foot with an average lease term of 8.3 years and average tenant concessions of 9.2 months of free rent with a tenant improvement allowance of $81.33 per rentable square foot. Twenty-one leases comprising 299,492 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $95.34 per rentable square foot, representing a 2.2% decrease over the previous fully escalated rents on the same office spaces.
During the six months ended June 30, 2023, the Company signed 84 office leases in its Manhattan office portfolio totaling 915,431 square feet. The average rent on the Manhattan office leases signed in 2023, excluding leases signed at One Vanderbilt and One Madison, was $76.41 per rentable square foot with an average lease term of 7.2 years and average tenant concessions of 6.9 months of free rent with a tenant improvement allowance of $60.81 per rentable square foot. Forty-five leases comprising 676,933 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $78.47 per rentable square foot, representing a 1.1% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio was 89.8% as of June 30, 2023, inclusive of 143,263 square feet of leases signed but not yet commenced, as compared to 90.2% at the end of the previous quarter.

Significant leasing activity in the second quarter includes:
•Early renewal of 49,851 square feet and expansion by 49,717 square feet with one of the world's largest sovereign wealth funds at 280 Park Avenue;
•New lease with EQT Partners Inc. for 76,204 square feet at 245 Park Avenue;
•Early renewal with Robert Half International Inc. for 38,026 square feet at 125 Park Avenue;
•Early renewal with Philip R. Russotti, Clifford H. Shapiro and Kenneth J. Halperin, LLP for 26,747 square feet at 420 Lexington Avenue;
•Expansion lease with Stone Point Capital LLC for 12,692 square feet at One Vanderbilt Avenue;
•Expansion lease with Angelo Gordon & Co., LP for 10,636 square feet at 245 Park Avenue; and
•Early renewal with JMP Group, Inc. for 10,392 square feet at 450 Park Avenue.
Investment Activity
In June, the Company closed on the sale of a 49.9% joint venture interest in 245 Park Avenue for gross consideration of $2.0 billion. SL Green retained a 50.1% interest in the property and will continue to oversee management and leasing of the building. The transaction generated net cash proceeds to the Company of $174.2 million.
In June, a temporary certificate of occupancy was issued by the New York City Buildings Department for the base building and the dormitory units at 15 Beekman. During the third quarter, these units will be turned over to Pace University, which has leased the property for a term of 30 years.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $636.5 million at June 30, 2023. The portfolio had a weighted average current yield of 6.1%, or 10.9% excluding the effect of $288.7 million of investments that are on non-accrual. During the second quarter, no investments were sold or repaid and the Company did not originate or acquire any new investments.
Financing Activity
In July, together with our joint venture partners, closed on a modification of the construction loan at One Madison Avenue, allowing the partnership to utilize the final tranche of the facility for an expanded range of uses, including additional amenities funded by construction cost savings and for hedging activities in contemplation of a permanent financing.
In April, the Company, together with its joint venture partner, closed on the refinancing of 919 Third Avenue. The new $500.0 million mortgage that replaces the previous $500.0 million mortgage, has a term of up to 5 years, and bears interest at a floating rate of 2.50% over Term SOFR, which the partnership has swapped to a fixed rate of 6.11%.

Dividends
In the second quarter of 2023, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2708 per share, which were paid in cash on May 15, June 15, and July 17, 2023, equating to an annualized dividend of $3.25 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period April 15, 2023 through and including July 14, 2023, which was paid in cash on July 17, 2023 and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, July 20, 2023, at 2:00 pm ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BIe525e218325c4496a1da8084872ada6b.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of June 30, 2023, SL Green held interests in 60 buildings totaling 33.1 million square feet. This included ownership interests in 28.8 million square feet of Manhattan buildings and 3.4 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues:	2023	2022	2023	2022

Rental revenue, net	$165,651	$136,494	$340,243	$272,970
Escalation and reimbursement	20,294	18,738	40,744	38,293
Investment income	9,103	20,407	18,160	40,295
Other income	26,022	25,806	45,498	37,851
Total revenues	221,070	201,445	444,645	389,409
Expenses:
Operating expenses, including related party expenses of $0 and $1 in 2023 and $3,172 and $5,695 in 2022	46,957	39,557	99,021	82,140
Operating lease rent	6,655	6,477	12,956	13,041
Real estate taxes	39,885	30,819	81,268	61,566
Interest expense, net of interest income	40,621	14,960	82,274	30,030
Amortization of deferred financing costs	2,154	1,917	4,175	3,865
Depreciation and amortization	69,084	46,914	147,632	93,897
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
Transaction related costs	33	1	917	29
Marketing, general and administrative	22,974	23,522	46,259	48,298
Total expenses	228,363	164,167	481,392	332,866

Equity in net loss from unconsolidated joint ventures	(21,932)	(4,550)	(29,344)	(9,265)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(131)	(79)	(131)
Purchase price and other fair value adjustment	(17,409)	(6,168)	(17,170)	(6,231)
Loss on sale of real estate, net	(26,678)	(64,378)	(28,329)	(65,380)
Depreciable real estate reserves	(305,916)	—	(305,916)	—
Net loss	(379,228)	(37,949)	(417,585)	(24,464)
Net loss attributable to noncontrolling interests in the Operating Partnership	23,581	2,813	25,919	2,321
Net loss (income) attributable to noncontrolling interests in other partnerships	1,041	(3,404)	2,665	(3,261)
Preferred unit distributions	(1,851)	(1,599)	(3,449)	(3,246)
Net loss attributable to SL Green	(356,457)	(40,139)	(392,450)	(28,650)
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net loss attributable to SL Green common stockholders	$(360,194)	$(43,876)	$(399,925)	$(36,125)
Earnings Per Share (EPS)
Net loss per share (Basic)	$(5.63)	$(0.70)	$(6.25)	$(0.58)
Net loss per share (Diluted)	$(5.63)	$(0.70)	$(6.25)	$(0.58)

Funds From Operations (FFO)
FFO per share (Basic)	$1.43	$1.89	$2.98	$3.57
FFO per share (Diluted)	$1.43	$1.87	$2.96	$3.52

Basic ownership interest
Weighted average REIT common shares for net income per share	64,102	63,798	64,091	63,987
Weighted average partnership units held by noncontrolling interests	4,239	4,102	4,172	4,112
Basic weighted average shares and units outstanding	68,341	67,900	68,263	68,099

Diluted ownership interest
Weighted average REIT common share and common share equivalents	64,694	64,918	64,684	65,310
Weighted average partnership units held by noncontrolling interests	4,239	4,102	4,172	4,112
Diluted weighted average shares and units outstanding	68,933	69,020	68,856	69,422

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2023	2022
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,071,469	$1,576,927
Building and improvements	3,494,853	4,903,776
Building leasehold and improvements	1,397,573	1,691,831
Right of use asset - operating leases	953,236	1,026,265
	6,917,131	9,198,799
Less: accumulated depreciation	(1,950,028)	(2,039,554)
	4,967,103	7,159,245
Cash and cash equivalents	191,979	203,273
Restricted cash	119,080	180,781
Investment in marketable securities	9,797	11,240
Tenant and other receivables	36,657	34,497
Related party receivables	28,955	27,352
Deferred rents receivable	260,625	257,887
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,645 and $1,811 in 2023 and 2022, respectively, and allowances of $13,520 and $6,630 in 2023 and 2022, respectively	636,476	623,280
Investments in unconsolidated joint ventures	3,228,663	3,190,137
Deferred costs, net	112,347	121,157
Other assets	449,606	546,945
Total assets	$10,041,288	$12,355,794

Liabilities
Mortgages and other loans payable	$1,520,313	$3,235,962
Revolving credit facility	430,000	450,000
Unsecured term loan	1,675,000	1,650,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(20,394)	(23,938)
Total debt, net of deferred financing costs	3,704,919	5,412,024
Accrued interest payable	15,711	14,227
Accounts payable and accrued expenses	116,700	154,867
Deferred revenue	125,589	272,248
Lease liability - financing leases	104,870	104,218
Lease liability - operating leases	890,305	895,100
Dividend and distributions payable	21,750	21,569
Security deposits	49,877	50,472
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	330,799	236,211
Total liabilities	5,460,520	7,260,936

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	254,434	269,993
Preferred units	166,501	177,943

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2023 and December 31, 2022	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 65,447 and 65,440 issued and outstanding (including 1,060 and 1,060 held in Treasury) at June 30, 2023 and December 31, 2022, respectively	656	656
Additional paid-in capital	3,805,704	3,790,358
Treasury stock at cost	(128,655)	(128,655)
Accumulated other comprehensive income	57,769	49,604
Retained earnings	135,518	651,138
Total SL Green Realty Corp. stockholders’ equity	4,092,924	4,585,033
Noncontrolling interests in other partnerships	66,909	61,889
Total equity	4,159,833	4,646,922
Total liabilities and equity	$10,041,288	$12,355,794

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2023	2022	2023	2022

Net loss attributable to SL Green common stockholders	$(360,194)	$(43,876)	$(399,925)	$(36,125)
Add:
Depreciation and amortization	69,084	46,914	147,632	93,897
Joint venture depreciation and noncontrolling interest adjustments	65,149	61,030	134,683	121,462
Net (income) loss attributable to noncontrolling interests	(24,622)	591	(28,584)	940
Less:
Loss on sale of real estate, net	(26,678)	(64,378)	(28,329)	(65,380)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	(131)	(79)	(131)
Purchase price and other fair value adjustments	(17,013)	—	(17,013)	—
Depreciable real estate reserves	(305,916)	—	(305,916)	—
Depreciation on non-rental real estate assets	600	415	1,234	1,136
FFO attributable to SL Green common stockholders and unit holders	$98,424	$128,753	$203,909	$244,549

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2023	2022	2023	2022

Net loss	$(379,228)	$(37,949)	$(417,585)	$(24,464)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	—	131	79	131
Purchase price and other fair value adjustments	17,409	6,168	17,170	6,231
Loss on sale of real estate, net	26,678	64,378	28,329	65,380
Depreciable real estate reserves	305,916	—	305,916	—
Depreciation and amortization	69,084	46,914	147,632	93,897
Interest expense, net of interest income	40,621	14,960	82,274	30,030
Amortization of deferred financing costs	2,154	1,917	4,175	3,865
Operating income	82,634	96,519	167,990	175,070

Equity in net loss from unconsolidated joint ventures	21,932	4,550	29,344	9,265
Marketing, general and administrative expense	22,974	23,522	46,259	48,298
Transaction related costs, net	33	1	917	29
Investment income	(9,103)	(20,407)	(18,160)	(40,295)
Loan loss and other investment reserves, net of recoveries	—	—	6,890	—
Non-building revenue	(21,110)	(20,428)	(27,916)	(21,877)
Net operating income (NOI)	97,360	83,757	205,324	170,490

Equity in net loss from unconsolidated joint ventures	(21,932)	(4,550)	(29,344)	(9,265)
SLG share of unconsolidated JV depreciation and amortization	60,781	59,325	125,504	117,455
SLG share of unconsolidated JV interest expense, net of interest income	62,589	47,336	125,735	92,573
SLG share of unconsolidated JV amortization of deferred financing costs	3,141	2,894	6,203	5,784
SLG share of unconsolidated JV loss on early extinguishment of debt	—	318	—	318
SLG share of unconsolidated JV investment income	(317)	(307)	(630)	(610)
SLG share of unconsolidated JV non-building revenue	(2,046)	(2,418)	(4,343)	(2,858)
NOI including SLG share of unconsolidated JVs	199,576	186,355	428,449	373,887

NOI from other properties/affiliates	(25,579)	(7,532)	(80,352)	(20,348)
Same-store NOI	173,997	178,823	348,097	353,539

Operating lease straight-line adjustment	204	204	408	408
SLG share of unconsolidated JV ground lease straight-line adjustment	182	192	374	385
Straight-line and free rent	(2,520)	(1,099)	(7,303)	(3,042)
Amortization of acquired above and below-market leases, net	13	13	27	(48)
SLG share of unconsolidated JV straight-line and free rent	(6,323)	(13,813)	(15,147)	(30,405)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,433)	(4,391)	(8,867)	(8,920)
Same-store cash NOI	$161,120	$159,929	$317,589	$311,917

Lease termination income	(5)	(495)	(517)	(663)
SLG share of unconsolidated JV lease termination income	(365)	(4,328)	(751)	(8,380)
Same-store cash NOI excluding lease termination income	$160,750	$155,106	$316,321	$302,874

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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